Execution Version EIGHTH SUPPLEMENTAL INDENTURE Dated as of June 29, 2018 to INDENTURE Dated as of August 8, 2013 by and among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, as Issuer THE GUARANTORS PARTY HERETO, as Guarantors and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

THIS EIGHTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is made as of June 29, 2018, by and among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), each of the GUARANTORS party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”). WHEREAS, the Company and the Trustee entered into that certain Indenture dated as of August 8, 2013 (the “Original Indenture” and as supplemented to date, the “Indenture”), which provides for the issuance by the Company from time to time of Securities, in one or more series as provided therein; WHEREAS, the Company and the Trustee entered into that certain First Supplemental Indenture dated as of August 8, 2013 (the “First Supplemental Indenture”), which provides for the issuance of $250,000,000 aggregate principal amount of the Company’s 4.375% Senior Notes due 2023 (the “2023 Notes”); WHEREAS, the Company, certain Guarantors and the Trustee entered into that certain Second Supplemental Indenture dated as of November 3, 2016 (the “Second Supplemental Indenture”), which provides for certain amendments to the Original Indenture and the First Supplemental Indenture, including amendments to, among other things, provide for the issuance of Guarantees from time to time by the Guarantors party to the Indenture; WHEREAS, the Company, certain Guarantors and the Trustee entered into that certain Third Supplemental Indenture dated as of November 3, 2016 (the “Third Supplemental Indenture”), which provides for the issuance of $750,000,000 aggregate principal amount of the Company’s 3.450% Senior Notes due 2026 (the “2026 Notes” and together with the 2023 Notes, the “Notes”); WHEREAS, the Company, certain Guarantors and the Trustee entered into that certain Fourth Supplemental Indenture dated as of February 9, 2017 (the “Fourth Supplemental Indenture”), which provides for the inclusion of Workhorse Rail, LLC as a Guarantor with respect to the Notes, that certain Fifth Supplemental Indenture dated as of April 28, 2017 (the “Fifth Supplemental Indenture”), which provides for the inclusion of Aero Transportation Products, Inc. and Thermal Transfer Corporation as Guarantors with respect to the Notes, that certain Sixth Supplemental Indenture dated as of June 21, 2017 (the “Sixth Supplemental Indenture”), which provides for the inclusion of Thermal Transfer Acquisition Corporation as a Guarantor with respect to the Notes, and that certain Seventh Supplemental Indenture dated as of June 8, 2018 (the “Seventh Supplemental Indenture”), which provides for the inclusion of RFPC Holding Corp., Wabtec Holding Corp. and Wabtec Railway Electronics Holdings, LLC as Guarantors with respect to the Notes; WHEREAS, prior to the date of this Supplemental Indenture, certain subsidiaries of the Company were released, in accordance with the terms of the Indenture, as Guarantors with respect to the Notes;

WHEREAS, Section 9.1(d) of the Original Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to provide any guarantees of the Company’s Securities and Section 9.1(m) of the Original Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to make any change to the Indenture that does not adversely affect the rights of any holder of any of its outstanding Securities in any material respect; WHEREAS, the Company and the Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to cause Workhorse Rail, LLC, a Pennsylvania limited liability company and an indirect wholly owned subsidiary of the Company (the “Guaranteeing Subsidiary”), to provide a Guarantee with respect to the Notes and to become a Guarantor with the same effect and to the same extent as if the Guaranteeing Subsidiary had been named in the Indenture as a Guarantor; WHEREAS, this Supplemental Indenture shall not result in a material modification of the 2023 Notes for purposes of compliance with the Foreign Accounts Tax Compliance Act (it being understood that the 2026 Notes do not qualify as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471- 2(b)(2)(i)); and WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled; NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE 1 DEFINITIONS Section 1.01. Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires: (a) Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture; and (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture. 2

ARTICLE 2 GUARANTEE ISSUED BY THE GUARANTEEING SUBSIDIARY Section 2.01. Agreement to Guarantee. The Guaranteeing Subsidiary hereby provides a Guarantee on the terms and subject to the conditions set forth in the Indenture including, but not limited to, Article IX-A thereof and Section 2.12 of the Third Supplemental Indenture. From and after the date hereof, the Guaranteeing Subsidiary shall be a Guarantor for all purposes under the Indenture and the Notes. ARTICLE 3 MISCELLANEOUS PROVISIONS Section 3.01. Recitals by Company. The recitals in this Supplemental Indenture are made by the Company and the Guarantors only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as if set forth herein in full. Section 3.02. Application to the Notes Only. Each and every term and condition contained in this Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes and not to any future series of Securities established under the Indenture. Section 3.03. Benefits. Nothing contained in this Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of Securities, the Company, the Guarantors and the Trustee any right or interest to avail itself of any benefit under any provision of the Indenture, the Notes or this Supplemental Indenture. Section 3.04. Effective Date. This Supplemental Indenture shall be effective as of the date first above written upon the execution and delivery hereof by each of the parties hereto. Section 3.05. Ratification. As supplemented hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms, provisions and conditions thereof remain in full force and effect. 3

Section 3.06. Separability In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 3.07. Counterparts This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes. Section 3.08. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES. [Signatures on Next Page] 4

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed, all as of the day and year first above written. Westinghouse Air Brake Technologies Corporation By: /s/ Patrick D. Dugan Name: Patrick D. Dugan Title: Executive Vice President and Chief Financial Officer [Company Signature Page to Eighth Supplemental Indenture]

Schaefer Equipment, Inc. Standard Car Truck Company RFPC Holding Corp. Wabtec Holding Corp. Wabtec Railway Electronics Holdings, LLC Workhorse Rail, LLC By: /s/ Patrick D. Dugan Name: Patrick D. Dugan Title: Vice President, Finance of each of the above [Guarantors Signature Page to Eighth Supplemental Indenture]

Wells Fargo Bank, National Association, as Trustee By: /s/ Alexander Pabon Name: Alexander Pabon Title: Assistant Vice President [Trustee Signature Page to Eighth Supplemental Indenture]